SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

WALGREEN CO.
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

200 Wilmot Road
Deerfield, Illinois 60015

November 21, 2006

Dear Walgreens Shareholder:

     You are cordially invited to our Annual Shareholders’ Meeting on Wednesday, January 10, 2007, at 2:00 p.m., Central Standard Time. The meeting will be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois. A trolley service will run from the Navy Pier parking garages to Entrance 2, Lobby 3. Five-dollar parking passes will be available at the registration desk.

     We hope you will join us to celebrate our 32nd consecutive year of improved sales and earnings, a record achieved by only one other Fortune 500 company. We’ll share how we are making the Walgreen stores you visit more convenient for you as a customer and more profitable for you as a shareholder. We’ll also discuss the major opportunities we see in 2007 and beyond. These include continued aggressive organic store growth, Walgreens expanded opportunities to meet healthcare needs, and the imminent opening of our South Carolina distribution center, a facility designed to enable people with disabilities to constitute up to one-third of its workforce.

     Please join us January 10. We will offer closed captioning during the entire meeting, including questions and answers. If you’re unable to attend the meeting in person, please go online to Walgreens.com at 2 p.m. that day to hear a live broadcast. A video re-broadcast will be available on our website beginning Friday, January 19.

     Whether or not you plan to attend, it is important that you vote your proxy promptly in accordance with the instructions on the enclosed proxy card.

     Thank you for your loyalty to Walgreens. Our best wishes for a happy holiday season.

Sincerely,

DAVID W. BERNAUER Chairman	JEFFREY A. REIN President and CEO

200 Wilmot Road
Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, January 10, 2007

TO THE SHAREHOLDERS OF WALGREEN CO.:

     The Annual Meeting of Shareholders of WALGREEN CO., an Illinois corporation, will be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 10, 2007, at 2:00 p.m. Central Standard Time.

     The Annual Meeting is being held for the following purposes:

(1)	To elect eleven directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP as Walgreen Co.’s independent registered public accounting firm;

(3)	To consider a proposal to approve the amended and restated Walgreen Co. Restricted Performance Share Plan; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on November 13, 2006, are entitled to vote at the meeting.

     Shareholders are cordially invited to attend the Annual Meeting. If attending, you should bring the admission ticket mailed with this proxy statement and at least one form of photo identification.

     You may vote your shares by telephone, via the Internet or by mail by following the instructions on your proxy card. If you vote by telephone or via the Internet, you should not return your proxy card. If you choose to vote by mail, please sign, date and return the proxy card in the envelope provided. The proxy may be revoked at any time before your shares are voted at the meeting by submitting written notice of revocation to the Secretary of Walgreen Co. or by submitting another timely proxy by telephone, Internet or mail. If you are present at the meeting, you may vote your shares in person, and the proxy will not be used. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.

     For further information concerning individuals nominated as directors, the ratification of the appointment of Deloitte & Touche LLP as Walgreen Co.’s independent registered public accounting firm, the proposal to approve the amended and restated Walgreen Co. Restricted Performance Share Plan and the use of the proxy, you are respectfully urged to read the proxy statement on the following pages.

     The Company’s Annual Report to shareholders for fiscal year 2006 is enclosed with this proxy statement.

By order of the Board of Directors.

DANA I. GREEN Secretary

November 21, 2006

200 Wilmot Road
Deerfield, Illinois 60015

November 21, 2006

PROXY STATEMENT

     This proxy statement is being sent beginning November 21, 2006, in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of Walgreen Co. to be held on January 10, 2007, and further, to inform the shareholders concerning the use of the proxy and the business to be transacted at the meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. The proxy may be revoked at any time before your shares are voted by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy by telephone, Internet or mail. The items described herein constitute the only business that the Board of Directors intends to present or is informed that others will present at the meeting. The proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to vote on any other business that may properly come before the meeting. Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Only shareholders of record at the close of business on November 13, 2006, are entitled to notice of, and to vote at, the meeting. As of the close of business on November 13, 2006, the Company had 1,002,800,755 shares of common stock outstanding. Your vote is confidential and will not be disclosed to the Company unless required by law or requested by you. A majority of outstanding shares entitled to vote on a matter as of November 13, 2006, represented in person or by proxy at the meeting, constitutes a quorum. Abstentions and withheld votes are counted as shares represented at the meeting for purposes of determining whether a quorum exists.

     The expenses incurred in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may also be made in some cases by telephone or personal call by officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company may also elect to retain and compensate a professional solicitor to assist in the solicitation of proxies, for an expected fee of $25,000 or less, plus reasonable expenses.

     The Company may request brokerage houses and other nominees or fiduciaries to forward copies of the Company’s proxy material and Annual Report to beneficial owners of stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred in so doing.

Election of Directors

     There are eleven nominees for election to the Board of Directors. John B. Schwemm is retiring from the Board of Directors and is not standing for re-election. Nancy M. Schlichting, who was named a director by the Board effective October 1, 2006, is standing for election for the first time this year.

     In the election of the Board of Directors, shareholders have the right to vote the number of shares owned by them for each of the eleven nominees. Alternatively, shareholders may cumulate their votes and give eleven votes to one nominee for each share owned, or they may distribute their votes on the same principle among as many nominees as they choose. Directors are elected by the votes of a majority of the shares represented in person or by proxy at the meeting and entitled to vote. Withheld votes have the effect of votes against the election of directors, since there are fewer votes for election. Broker non-votes will not affect the outcome of the vote.

     Proxy votes will be cast for the election of the nominees named below to hold office for one year or until their successors are elected and qualified. Should any of such individuals unexpectedly become unavailable for election, the Nominating and Governance Committee will recommend, and the Board of Directors will substitute, another nominee for such individual. The proxies will vote your shares for that other person. The Board of Directors does not anticipate that any nominee will be unable to serve.

     The following table sets forth the names, ages, principal occupations and other information respecting the director nominees:

Names and ages of director nominees,	Period of service
their principal occupations	as director
and other information	began in

David W. Bernauer, 62—Chairman of the Board (since January 2003). Mr. Bernauer was Chief Executive Officer from January 2002 to July 2006, and President and Chief Operating Officer from January 1999 to January 2003. Mr. Bernauer is also a director of Office Depot, Inc.	1999

William C. Foote, 55—Chairman of the Board (since April 1996) and Chief Executive Officer (since January 1996) of USG Corporation. Mr. Foote was President of USG Corporation from September 1999 to January 2006. Mr. Foote is also a director of USG Corporation.	1997

James J. Howard, 71—Chairman Emeritus of Xcel Energy Inc. (since August 2001). Mr. Howard was Chairman of the Board of Xcel Energy Inc. from August 2000 to August 2001. Mr. Howard is also a director of Honeywell International Inc. and Ecolab, Inc.	1986

Alan G. McNally, 61—Director of Harris Financial Corporation (formerly Bankmont Financial Corporation). Mr. McNally was Chairman of the Board of Harris Financial Corporation from April 1998 to May 2006, and Senior Advisor to TeleTech North America from February 2003 to September 2006. Mr. McNally was Chairman of the Board of Harris Trust and Savings Bank and Harris Bankcorp, Inc. from April 1995 until January 2004. Mr. McNally was Chief Executive Officer of Harris Trust and Savings Bank and Harris Bankcorp, Inc. from September 1993 to September 2002 and Bankmont Financial Corporation from April 1998 to September 2002, and Vice Chair of Bank of Montreal from 1990 to September 2002.	1999

Names and ages of director nominees,	Period of service
their principal occupations	as director
and other information	began in

Cordell Reed, 68—Former Senior Vice President of Commonwealth Edison Co. Mr. Reed is also a director of LaSalle Bank Corporation, Underwriters Laboratories Inc. and Washington Group International, Inc.	1994

Jeffrey A. Rein, 54—President and Chief Executive Officer (since July 2006). Mr. Rein was President and Chief Operating Officer from January 2003 to July 2006, and Executive Vice President of Marketing from February 2001 to January 2003.	2003

Nancy M. Schlichting, 52—President and Chief Executive Officer of the Henry Ford Health System (since June 2003). Ms. Schlichting was Executive Vice President and Chief Operating Officer of the Henry Ford Health System from June 1999 to June 2003, and President and Chief Executive Officer of Henry Ford Hospital from August 2001 to June 2003. Ms. Schlichting is also a director of Fifth Third Bank (Michigan), a subsidiary of Fifth Third Bancorp.	2006

David Y. Schwartz, 65—Independent business advisor and consultant. Former Partner at Arthur Andersen LLP. Mr. Schwartz is also a director of Foot Locker, Inc. and True Value Company.	2000

Names and ages of director nominees,	Period of service
their principal occupations	as director
and other information	began in

James A. Skinner, 62—Vice Chairman (since January 2003) and Chief Executive Officer (since November 2004) of McDonald’s Corporation. Mr. Skinner was President and Chief Operating Officer of McDonald’s Restaurant Group from February 2002 to December 2002. Mr. Skinner served as President and Chief Operating Officer of McDonald’s—Europe, Asia/Pacific, Middle East and Africa from June 2001 to February 2002. Mr. Skinner is also a director of McDonald’s Corporation and Illinois Tool Works Inc.	2005

Marilou M. von Ferstel, 68—Former Executive Vice President and General Manager of Ogilvy Adams & Rinehart.	1987

Charles R. Walgreen III, 71—Chairman Emeritus of Walgreen Co. (since July 1999). Chairman of the Board (until July 1999) and Chief Executive Officer (until January 1998). Mr. Walgreen III is the father of Kevin P. Walgreen, an executive officer of the Company.	1963

          Information Concerning Corporate Governance, the Board of Directors and its Committees

     The Board of Directors met seven times and there were 20 meetings of Board Committees during the 2006 fiscal year. The Company’s Corporate Governance Guidelines state that directors are expected to attend the annual meeting of shareholders and all meetings of the Board and the Committees of which they are members, unless prevented by unavoidable circumstances. Each director attended more than 85% of the aggregate number of meetings of the Board of Directors and meetings of the Board Committees on which he or she served during the periods for which he or she served. All of the directors who were then serving attended the Company’s annual meeting on January 11, 2006.

     The Board believes that, as a matter of policy, at least two-thirds of the Company’s Board members should be independent directors. Accordingly, the Board conducts an annual review as to whether each of its directors qualifies as independent. As permitted by the New York Stock Exchange listing standards, the Board has determined categorically that one or more of the following relationships will not be considered to be material relationships that impair a director’s independence:

1)

The director or a member of the director’s immediate family is, or has been during the entity’s last fiscal year, an executive officer or director of an entity with which the Company has ordinary course business dealings and such entity has, directly or indirectly, made payments to, or received payments from, the Company during the entity’s last fiscal year that account for less than the greater of $200,000 or 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year; or

2)

The director or a member of the director’s immediate family is an executive officer, director or trustee or was an executive officer, director or trustee of a charitable or other not-for-profit entity during the entity’s last fiscal year and the Company’s contributions to the entity during the entity’s last fiscal year are (a) less than the greater of $200,000 or 2% of the entity’s total annual charitable receipts for the entity’s last fiscal year, and (b) less than 5% of the Company’s total annual contributions to charitable or other not-for-profit entities. The Company’s matching of employee charitable contributions will not be included in the Company’s annual charitable contributions for this purpose.

     Based on its most recent annual review, the Board of Directors has affirmatively determined that Mr. Foote, Mr. Howard, Mr. McNally, Mr. Reed, Ms. Schlichting, Mr. Schwartz, Mr. Schwemm, Mr. Skinner and Ms. von Ferstel have no material relationship with the Company other than as a director and are independent as defined in the listing standards of the New York Stock Exchange, The NASDAQ Stock Market LLC and the Chicago Stock Exchange, as well as the Company’s independence standards.

     The independent members of the Board of Directors meet in regularly scheduled executive sessions in conjunction with each quarterly Board meeting. In January, the executive session agenda includes CEO performance, and the presiding director is the Chairman of the Compensation Committee. In October, the executive session agenda includes Board performance, and the presiding director is the Chairman of the Nominating and Governance Committee. For all other executive sessions, the presiding director is rotated based on alphabetical order of the directors’ last name.

     The Board has adopted a charter for each of its Committees, as well as Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted an Ethics Policy Statement that applies to all of the Company’s employees, officers and directors, as well as a Code of Ethics for Financial Executives that applies to and has been signed by the Chief Executive Officer, the Chief Financial Officer and the Controller. These materials can be found on the Company’s website at investor.walgreens.com, and may be obtained by written request to Walgreen Co., Attention: Shareholder Relations, Mail Stop #2261, 200 Wilmot Road, Deerfield, Illinois 60015. Changes to or waivers, if any, of the Company’s Ethics Policy Statement for directors and executive officers or the Company’s Code of Ethics for Financial Executives would be promptly disclosed on the Company’s website.

Compensation of Directors

     Full-time employees of the Company who serve as directors do not receive additional compensation for service on the Board of Directors. This Section describes the annual compensation provided to non-employee directors.

     Overview. Non-employee director compensation is reviewed annually by the Nominating and Governance Committee of the Board of Directors, with the assistance of an outside compensation consultant. This Committee’s review compares the Company’s director compensation to both retail peer companies and general industry, and seeks to provide director compensation that is at or near the median compensation of these groups. The Committee also seeks to provide an appropriate mix of equity-based and cash compensation, so as to link director compensation to the interests of the Company’s shareholders. Any changes to director compensation are recommended by this Committee for approval by the full Board. Both non-employee directors and employee directors receive reimbursement of expenses incurred in connection with Board or Board Committee meetings.

     Fiscal Year 2006 Director Compensation. During fiscal year 2006, non-employee directors received the following compensation, subject to the deferral opportunities described below under “Nonemployee Director Stock Plan:”

  A $50,000 annual retainer, paid quarterly.

  A $10,000 annual retainer for service as a Board Committee chair, paid quarterly.

  $1,200 for each Board or Board Committee meeting attended in person.

  $600 for each telephonic Board or Board Committee meeting.

  A grant as of November 1, 2005 of 1,771 shares of Walgreen Co. stock (590 shares in the case of Mr. Skinner), which was calculated by dividing $80,000 ($26,644 in the case of Mr. Skinner) by the Walgreen Co. closing stock price on that date. Such shares are granted annually under the Walgreen Co. Nonemployee Director Stock Plan.

     One half of the annual retainer is paid in shares of Walgreen Co. stock, with the number of shares determined based on the closing price of Walgreen Co. stock on the day of each quarterly Board meeting. The other half of the annual retainer, the entire Committee chair retainer and all meeting fees are paid in cash.

     The following table details the compensation elements provided to each non-employee director for fiscal year 2006:

				Dollar Value of
	Annual	Committee		Annual Stock
Name	Retainer	Chair Retainer	Meeting Fees	Grant (1)	Total
William C. Foote	$50,000	$10,000	$15,600	$80,000	$155,600
James J. Howard	$50,000	0	$15,000	$80,000	$145,000
Alan G. McNally	$50,000	0	$13,800	$80,000	$143,800
Cordell Reed	$50,000	$10,000	$17,400	$80,000	$157,400
David Y. Schwartz	$50,000	$10,000	$18,600	$80,000	$158,600
John B. Schwemm	$50,000	$10,000	$22,200	$80,000	$162,200
James A. Skinner	$50,000	0	$14,400	$26,644	$ 91,044
Marilou M. von Ferstel	$50,000	0	$16,200	$80,000	$146,200
Charles R. Walgreen, III	$50,000	0	$11,400	$80,000	$141,400
____________________

(1)	Actual dollar value of shares at date of award was slightly less than this amount, due to rounding to the nearest whole share.

     Nonemployee Director Stock Plan. Effective November 1996, the Company established the Walgreen Co. Nonemployee Director Stock Plan. The Plan was amended and restated effective January 14, 2004, and further amended effective October 12, 2005, and October 11, 2006. Under the Plan, each nonemployee director receives an equity grant of Walgreen Co. shares on each November 1. The equity grant is based on an $80,000 dollar value established under the Plan, adjustable by the Board periodically (and increased to $100,000, beginning with the November 1, 2006, grant, as indicated below). Also pursuant to this Plan, the following deferral opportunities are available to directors:

  All cash payments may be deferred into a deferred cash compensation account or awarded in the form of deferred stock units.

  The portion of the annual retainer paid in stock and the annual stock grant may be awarded in the form of deferred stock units.

      Fiscal Year 2007 Director Compensation. After conducting its annual review of director compensation in July 2006, the Nominating and Governance Committee recommended, and the full Board approved, certain changes to director compensation, effective September 1, 2006. All meeting fees have been discontinued, and the remaining elements of director compensation are as follows (subject to the deferral opportunities described above under “Nonemployee Director Stock Plan”):

  A $70,000 annual retainer, paid quarterly.

  A $10,000 annual retainer for service as a Board Committee chair ($20,000 for the Audit Committee chair), paid quarterly.

  An annual stock grant under the Nonemployee Director Stock Plan that, beginning with the grant made on November 1, 2006, is calculated by dividing $100,000 by the Walgreen Co. closing stock price on that date.

     Discontinued Director Compensation Programs. Certain nonemployee directors remain eligible for benefits under discontinued director compensation arrangements as follows:

  The Walgreen Co. Nonemployee Director Stock Plan is a replacement for certain compensation arrangements for nonemployee directors in effect prior to November 1996, under the Walgreen Co. Retirement Plan for Outside Directors. That Plan will continue to apply in the future only with respect to compensation earned by nonemployee directors for periods of service prior to November 1, 1996. Under the terms of the Walgreen Co. Retirement Plan for Outside Directors, the annual benefits payable to a nonemployee director for the shorter of (i) the number of years the director served as a non-employee member of the Board, or (ii) ten years, were equal to the sum of 80% of the annual Board retainer in effect on the date of retirement, plus 4% of the director’s final annual retainer for each year of service as a nonemployee director in excess of ten years. In no case could the annual benefit payment exceed 100% of the annual retainer in effect and payable to the nonemployee director on the date of his or her retirement from the Board of Directors. Messrs. Howard, Reed and Schwemm and Ms. von Ferstel will receive benefits under this Retirement Plan upon their retirement from the Board.

  Messrs. Howard and Schwemm and Ms. von Ferstel participated in unfunded deferred compensation plans offered prior to 1993 that permitted a director to defer a portion of his or her retainer fees. During fiscal 2006, payments were made to directors under such plans as follows: Mr. Howard, $54,788; Mr. Schwemm, $40,829; and Ms. von Ferstel, $55,300.

Committees

     The Board of Directors had standing Audit, Compensation, Finance, and Nominating and Governance Committees during fiscal 2006, each of which is described below. The Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Governance Committees is independent as defined in the Company’s independence standards, the rules of the Securities and Exchange Commission, and the listing standards of the New York Stock Exchange, The NASDAQ Stock Market LLC and the Chicago Stock Exchange, on which the Company’s common stock is listed.

     The Audit Committee met eight times during the fiscal year. The Committee is composed of John B. Schwemm, Chairman, William C. Foote, David Y. Schwartz, James A. Skinner, Marilou M. von Ferstel, and effective October 11, 2006, Nancy M. Schlichting. Each member of the Committee meets the current financial literacy requirements of the New York Stock Exchange, The NASDAQ Stock Market LLC and the Chicago Stock Exchange. The Committee’s responsibilities as set forth in its charter include evaluation of significant matters relating to the financial reporting process and system of internal accounting controls of the Company, as well as review of the scope and results of the annual audits conducted by the independent registered public accounting firm. The Board of Directors has determined that David Y. Schwartz meets the Securities and Exchange Commission’s definition of audit committee financial expert.

     The Compensation Committee met six times during the fiscal year. The Committee is composed of Cordell Reed, Chairman, James J. Howard and John B. Schwemm. The Committee determines the various elements of executive compensation and oversees the executive succession planning process. The Committee maintains authority and responsibility for the administration of various executive compensation programs, including the Company’s Executive Stock Option Plan, Restricted Performance Share Plan, Management Incentive Plan and certain executive deferred compensation plans. The Committee also reviews management’s proposals regarding certain employee benefit plans and makes recommendations regarding such proposals to the Board of Directors.

     The Finance Committee met four times during the fiscal year. The Committee is composed of David Y. Schwartz, Chairman, Alan G. McNally, Cordell Reed, James A. Skinner and Charles R. Walgreen III. The Committee reviews the financial requirements and practices of the Company and makes recommendations to the Board of Directors concerning such matters.

     The Nominating and Governance Committee met two times during the fiscal year. The Committee is composed of William C. Foote, Chairman, James J. Howard, Alan G. McNally, John B. Schwemm, Marilou M. von Ferstel, and effective October 11, 2006, Nancy M. Schlichting. The Committee considers matters related to corporate governance, makes recommendations to the Board of Directors regarding various elements of director compensation, develops general criteria regarding the qualifications and selection of Board members and recommends candidates for election to the Board of Directors.

Nomination of Director Candidates

     The Board of Directors seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its shareholders. Desired qualities to be considered include:

Experience:

  high-level leadership experience in business or administrative activities, and significant accomplishment;

  breadth of knowledge about issues affecting the Company; and

  proven ability and willingness to contribute special competencies to Board activities.

Personal attributes:

  personal integrity;

  loyalty to the Company and concern for its success and welfare;

  willingness to apply sound and independent business judgment;

  awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image;

  no present conflicts of interest;

  availability for meetings and consultation on Company matters;

  enthusiasm about the prospect of serving;

  willingness to assume broad fiduciary responsibility; and

  willingness to become a Company shareholder.

     When recommending to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders, the Nominating and Governance Committee reviews the qualifications and backgrounds of nominees for director, as well as the overall composition of the Board. Nominees may be suggested by directors, members of management, shareholders, or, in some cases, by a third-party Board Services Consulting firm engaged to recommend director candidates. The Nominating and Governance Committee may utilize the services of Board Services Consulting firms to help identify candidates for director who meet the qualifications outlined above. Such firms screen the candidates against the qualifications outlined above, develop profiles and prepare biographies of each candidate for the Nominating and Governance Committee to review, and assist in the interview process. A third-party Board Services Consulting firm identified Ms. Schlichting as a potential Board candidate. The Chairman of the Board, acting on behalf of the full Board, extends the formal invitation to become a Board nominee.

     If a shareholder would like to recommend a person for the Nominating and Governance Committee to consider as a nominee for election to the Board of Directors, he or she may submit the recommendation to the Secretary of the Company in compliance with the procedures for shareholder nominations described in the Company’s By-Laws. If a submission is properly made under the Company’s By-Laws, the Nominating and Governance Committee will apply the same standards to the evaluation of a shareholder nominee as it applies to nominees submitted from other sources. A shareholder who wishes to recommend a prospective nominee for consideration by the Nominating and Governance Committee should notify the Secretary of the Company in writing on or after September 12, 2007, and not later than October 12, 2007. The notice should be directed to Walgreen Co., Attention: Corporate Secretary, Mail Stop #2264, 200 Wilmot Road, Deerfield, Illinois 60015. The notice should contain (i) the name and address, as they appear in the Company’s books, of the shareholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the shareholder, (iii) a statement that the candidate is willing to be nominated and to serve as a director if elected, and (iv) any other information regarding the candidate that the Securities and Exchange Commission would require to be included in a proxy statement.

     If a shareholder would like to nominate an individual in person at the 2008 annual meeting, he or she must provide the notice and comply with the procedures discussed above for nominees.

Communications with the Board of Directors

     The Board of Directors has adopted the following procedure for shareholders to communicate with members of the Board of Directors and for all interested parties to communicate with the presiding director for a particular Board meeting or the non-management directors as a group. All such communications should be sent by regular mail c/o Corporate Secretary, Mail Stop #2264, Walgreen Co., 200 Wilmot Road, Deerfield, Illinois 60015. The Corporate Secretary or his or her designee will collect and organize all such communications, discarding any that are solicitations or are irrelevant to the Board’s responsibilities. The remaining communications will be forwarded to the appropriate member or group of members of the Board, who shall determine how such communications should be addressed.

Securities Ownership of Certain Beneficial Owners and Management

     The following tabulation sets forth information as of November 13, 2006, concerning the ownership of common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, by each director, by each of the executive officers named in the Summary Compensation Table included in this proxy statement, and by all directors and executive officers as a group. Except as otherwise noted, the shareholder named possessed sole voting and investment power over such shares.

	Amount of Shares		Percent of
Name	Beneficially Owned		Class
Capital Research and Management Company	68,545,400	(1)	6.835%
333 South Hope Street
Los Angeles, CA 90071
David W. Bernauer	1,252,983	(2) (3) (4)	*
William C. Foote	24,898	(5)	*
James J. Howard	47,479	(5)	*
Jerome B. Karlin	318,534	(2) (4) (6)	*
Alan G. McNally	23,516	(5)	*
Cordell Reed	29,140	(5)	*
Jeffrey A. Rein	280,499	(2) (4) (7)	*
George J. Riedl	88,945	(2) (4) (8)	*
Nancy M. Schlichting	0	(5)	*
David Y. Schwartz	14,342	(5) (9)	*
John B. Schwemm	60,570	(10)	*
William A. Shiel	261,984	(2) (4) (11)	*
James A. Skinner	590	(5)	*
Trent E. Taylor	123,847	(2) (4) (12)	*
Marilou M. von Ferstel	20,118	(5)	*
Charles R. Walgreen III	3,233,050	(13)	*
Gregory D. Wasson	47,111	(2) (4)	*
All current directors and executive officers as a group
(32 individuals)	7,246,505	(2) (4) (5) (14) (15)	0.723%
____________________

*	Each shareholder owns less than 1% of the Company’s common stock.

(1)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2006, Capital Research and Management Company (“CRMC”) is deemed to be the beneficial owner of 68,545,400 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CRMC has sole dispositive power as to all of the shares, sole voting power as to 12,303,700 of the shares and shared voting power as to none of the shares.

(2)	Includes unvested shares granted pursuant to the Walgreen Co. Restricted Performance Share Plan as follows: Mr. Bernauer, 41,742 shares; Mr. Rein, 18,514 shares; Mr. Karlin, 11,340 shares; Mr. Taylor, 7,307 shares; Mr. Wasson, 5,477 shares; Mr. Riedl, 5,970 shares, Mr. Shiel, 7,905 shares; and all current directors and executive officers as a group, 147,467 shares.

(3)	Does not include 40,000 shares owned by Mr. Bernauer’s wife. Mr. Bernauer disclaims any beneficial interest in these shares.

(4)	Includes shares of stock that may be acquired within 60 days after November 13, 2006, by exercise of stock options as follows: Mr. Bernauer, 1,070,114 shares; Mr. Rein, 215,567 shares; Mr. Karlin, 222,841 shares; Mr. Taylor, 103,600 shares; Mr. Wasson, 35,744 shares; Mr. Riedl, 50,660 shares; Mr. Shiel, 213,575 shares; and all current directors and executive officers as a group, 2,681,603 shares.

(5)	Does not include deferred stock units granted pursuant to the Walgreen Co. Nonemployee Director Stock Plan as follows: Mr. Foote, 15,037 units; Mr. Howard, 17,165 units; Mr. McNally, 10,527 units; Mr. Reed, 7,033 units; Ms. Schlichting, 464 units; Mr. Schwartz, 8,256 units; Mr. Skinner, 4,465 units; Ms. von Ferstel, 4,658 units; and all directors as a group, 67,605 units.

(6)	Does not include 1,392 shares owned by Mr. Karlin’s wife. Mr. Karlin disclaims any beneficial interest in these shares.

(7)	Does not include 16 shares owned by Mr. Rein’s wife and 3,500 shares for which Mr. Rein is custodian under the Illinois Uniform Transfer to Minors Act. Mr. Rein disclaims any beneficial interest in these shares.

(8)	Does not include 3,994 shares owned by Mr. Riedl’s wife. Mr. Riedl disclaims any beneficial interest in these shares.

(9)	Does not include 4,972 shares owned by Mr. Schwartz’s wife. Mr. Schwartz disclaims any beneficial interest in these shares.

(10)	Does not include 4,800 shares owned by Mr. Schwemm’s wife. Mr. Schwemm disclaims any beneficial interest in these shares.

(11)	Does not include 15,744 shares owned by Mr. Shiel’s wife and 9,270 shares for which Mr. Shiel is custodian under the Illinois Uniform Transfer to Minors Act. Mr. Shiel disclaims any beneficial interest in these shares.

(12)	Does not include 189 shares for which Mr. Taylor is custodian under the Illinois Uniform Transfer to Minors Act. Mr. Taylor disclaims any beneficial interest in these shares.

(13)	Includes 43,278 shares owned by a trust in which Mr. Walgreen III has a shared beneficial interest. Does not include 66,536 shares held in trust for the benefit of Mr. Walgreen III’s wife, and 62,375 shares owned by other family members. Mr. Walgreen III disclaims any beneficial interest in these shares.

(14)	Does not include 348,898 shares owned by trusts or entities for which current executive officers or directors serve as trustees or officers, or held by family members of current executive officers or directors, the beneficial ownership of which has been disclaimed by such officers or directors.

(15)	Mr. Karlin retired as Executive Vice President of the Company on March 1, 2006. As Mr. Karlin is no longer an executive officer of the Company, his share ownership is not included in this total.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all forms were filed in a timely manner during fiscal 2006, except that Jerome B. Karlin filed a late Form 4 reporting a transaction by his wife.

Executive Compensation

Summary Compensation Table

     The following table summarizes the compensation for the last three fiscal years of the Company’s current Chief Executive Officer, Jeffrey A. Rein; the Company’s former Chief Executive Officer and current Chairman David W. Bernauer; the next four most highly compensated executive officers, based on salary and bonus, who were serving at the end of the last fiscal year; and an additional person who would have qualified as one of the most highly compensated executives had he been serving as an executive officer at the end of the last fiscal year. These individuals are referred to in this proxy statement as the “named executive officers.”

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
				Other		Securities
				Annual	Restricted	Underlying		All Other
				Compen-	Stock	Options	LTIP	Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	sation ($)	Award(s) ($)(2)	(#)	Payouts ($)	($)(3)
David W. Bernauer	2006	1,516,667	884,286	24,352	764,445	174,832	0	958,226
Chairman and Former	2005	1,280,000	805,445	28,010	698,200	187,654	0	1,032,804
Chief Executive Officer	2004	1,073,344	640,484	47,077	530,402	170,954	0	783,272

Jeffrey A. Rein	2006	883,333	500,005	15,511	306,705	289,700	0	476,107
President and	2005	746,000	453,651	13,792	346,020	93,004	0	480,686
Chief Executive Officer	2004	632,010	362,846	15,603	253,916	81,056	0	354,363

Jerome B. Karlin	2006	565,900	307,399	11,579	169,846	40,794	0	330,759
Former Executive Vice	2005	521,250	305,588	6,865	202,115	47,530	0	366,714
President (4)	2004	478,346	266,177	6,865	171,155	47,605	0	295,441

Trent E. Taylor	2006	470,000	249,210	9,849	114,203	31,082	0	201,063
Executive Vice President	2005	397,333	223,953	20,562	129,325	29,794	0	201,216
	2004	350,344	185,652	47,361	107,611	29,014	0	168,603

Gregory D. Wasson	2006	442,083	232,272	13,696	97,710	29,653	0	179,168
Executive Vice President	2005	335,000	182,889	14,782	105,377	24,279	0	168,978
	2004	280,010	141,406	21,733	59,245	19,342	0	106,161

George J. Riedl	2006	424,000	221,300	13,605	102,389	28,098	0	170,399
Executive Vice President	2005	354,667	195,845	11,992	114,307	26,337	0	168,098
	2004	295,010	150,843	15,229	80,643	21,461	0	118,266

William A. Shiel	2006	418,667	218,063	16,327	114,481	26,937	0	218,362
Senior Vice President	2005	399,333	225,271	42,747	139,312	32,098	0	236,193
	2004	377,526	202,752	64,964	123,408	33,435	0	209,949
____________________

(1)	Includes amounts earned in fiscal year, whether or not deferred.

(2)	All restricted shares reflected in this column were granted as a result of the attainment of performance goals under the Restricted Performance Share Plan (a description of the Plan and the performance measures is provided in the Compensation Committee Report on Executive Compensation). Fifty percent of the award earned in 2006 is payable in restricted cash (reflected in the All Other Compensation column), and the remaining fifty percent is payable in restricted shares, with the exception of Mr. Bernauer’s award, forty percent of which is payable in restricted cash and the remaining sixty percent in restricted shares. Both the cash and stock awards vest in equal amounts over a four-year period. The cumulative number of restricted shares held by each named executive officer granted pursuant to the Plan and their aggregate market value at August 31, 2006, were: Mr. Bernauer, 41,742 shares valued at $2,064,559; Mr. Rein, 18,514 shares valued at $915,702; Mr. Karlin, 11,340 shares valued at $560,876; Mr. Taylor, 7,307 shares valued at $361,404; Mr. Wasson, 5,477 shares valued at $270,892; Mr. Riedl, 5,970 shares valued at $295,276; and Mr. Shiel, 7,905 shares valued at $390,981. The aggregate market value is based on the fair market value of common stock as of August 31, 2006, of $49.46. Dividends are paid on the restricted shares in the same amount and at the same time as dividends paid to all other owners of common stock.

(3)	Detail of the amounts reported in the All Other Compensation column for 2006 is provided in the table below.

	Mr.	Mr.	Mr.	Mr.	Mr.	Mr.	Mr.
Item	Bernauer	Rein	Karlin	Taylor	Wasson	Riedl	Shiel
Term Life Insurance	$45,037	$8,983	$16,729	$3,004	$2,691	$2,666	$8,000
Above-Market Interest Earned on Deferred
Compensation	69,816	9,903	40,570	4,088	8,062	3,268	14,073
Profit-Sharing Retirement Plan	12,736	12,736	12,736	12,736	12,736	12,736	12,736
Profit-Sharing Restoration Plan	320,952	137,720	90,801	66,959	57,944	49,313	69,004
Restricted Performance Share Plan Cash Award.	509,685	306,765	169,922	114,275	97,735	102,416	114,548
Total	$958,226	$476,107	$330,759	$201,063	$179,168	$170,399	$218,362

(4)	Mr. Karlin retired as Executive Vice President of the Company on March 1, 2006.

Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding options granted to the named executive officers during the Company’s last fiscal year under the Executive Stock Option Plan:

Individual Grants
	Securities	% of Total	Exercise
	Underlying	Options Granted	or		Grant Date
	Options	to Employees in	Base Price	Expiration	Present Value
Name	Granted (#)	Fiscal Year (1)	($/Sh)(2)	Date	($)(3)
David W. Bernauer	174,832	4.93%	46.33	09/01/2015	3,468,667
Jeffrey A. Rein	84,178	2.37%	46.33	09/01/2015	1,670,092
	5,522	0.16%	46.80	07/12/2016	113,256
	200,000	5.64%	46.80	07/12/2016	4,102,000
Jerome B. Karlin	40,794	1.15%	46.33	09/01/2015	809,353
Trent E. Taylor	26,872	0.76%	46.33	09/01/2015	533,140
	4,210	0.12%	44.12	10/12/2015	79,316
Gregory D. Wasson	22,987	0.65%	46.33	09/01/2015	456,062
	6,666	0.19%	44.12	10/12/2015	125,587
George J. Riedl	24,088	0.68%	46.33	09/01/2015	477,906
	4,010	0.11%	43.20	01/12/2016	73,824
William A. Shiel	26,937	0.76%	46.33	09/01/2015	534,430
____________________

(1)	Based on 3,544,433 options granted to all employees during the fiscal year.

(2)	Fair market value on the date of grant. Except as otherwise noted, options are not exercisable until September 1, 2008. For the grant of 4,210 shares to Mr. Taylor (made October 12, 2005), and the grant of 6,666 shares to Mr. Wasson (made October 12, 2005), the options are not exercisable until October 12, 2008. For the grant of 4,010 shares to Mr. Riedl (made January 12, 2006), the options are not exercisable until January 12, 2009. For the grants of 200,000 shares and 5,522 shares to Mr. Rein (made July 12, 2006), the options are not exercisable until July 12, 2009.

(3)	Present value was determined under the Black-Scholes option pricing model based on the following weighted average assumptions: volatility of 32.98% (32.80% for Mr. Taylor’s and Mr. Wasson’s October 12, 2005, grants, 32.61% for Mr. Riedl’s January 12, 2006, grant, and 31.00% for Mr. Rein’s July 12, 2006, grants), representing the annual variance in the monthly percentage change in the price of the Company’s common stock over a 7.75-year period prior to the date of grant; a risk-free interest rate of 4.00% (4.43% for Mr. Taylor’s and Mr. Wasson’s October 12, 2005 grants, 4.44% for Mr. Riedl’s January 12, 2006, grant, and 5.11% for Mr. Rein’s July 12, 2006, grants), representing the treasury bill rate for the expected term of the option; an average expected term of 7.75 years; and an annual cash dividend yield of 0.43% (0.60% for Mr. Taylor’s and Mr. Wasson’s October 12, 2005, grants and Mr. Riedl’s January 12, 2006, grant, and 0.44% for Mr. Rein’s July 12, 2006, grants). The Company’s use of this model in accordance with rules adopted by the Securities and Exchange Commission does not constitute an endorsement of the model or an acknowledgment that such model can accurately determine the value of options. The ultimate realizable value of an option will depend on the market value of the Company’s common stock on the date of exercise as compared to the exercise price of the option.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

     The following table provides information regarding stock option exercises by the named executive officers during fiscal 2006, as well as the value at August 31, 2006, of unexercised options held by such officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired on	Value	Options at Fiscal Year-End (#)		Fiscal Year-End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David W. Bernauer	0	0	899,160	533,440	16,218,841	5,876,016
Jeffrey A. Rein	12,824	408,424	134,511	463,760	2,505,345	3,389,184
Jerome B. Karlin	23,494	776,036	175,236	135,929	3,527,748	1,550,099
Trent E. Taylor	5,236	197,659	76,538	89,890	1,431,330	984,257
Gregory D. Wasson	14,640	133,399	16,402	73,274	241,273	750,102
George J. Riedl	6,924	266,603	29,199	75,896	541,651	805,619
William A. Shiel	0	0	180,140	92,470	4,350,304	1,066,625
____________________

(1)	Based on the fair market value of Company common stock as of August 31, 2006 of $49.46.

Employment Agreements

     The Company has employment agreements (the “Agreements”) with the persons named in the Summary Compensation Table and other key employees of the Company that become effective only upon a Change of Control (as defined in the Agreements).

     Each Agreement becomes operative for a three-year “Employment Period” following a Change of Control. In the event that the employee is dismissed without Cause or resigns for Good Reason (as such terms are defined in the Agreements) during the Employment Period, he or she will be entitled to all accrued but unpaid compensation and benefits and a lump-sum cash payment consisting of (1) the employee’s base salary through the date of termination, (2) a proportionate bonus for the then current fiscal year based upon the employee’s annual bonus pursuant to the Management Incentive Plan for the last three fiscal years, (3) the sum of the base salary plus bonus to which the employee would be entitled for the remainder of the Employment Period, (4) unpaid deferred compensation and vacation pay, and (5) the difference between the actuarial equivalent of the retirement benefit the employee would receive if the employee remained employed for the Employment Period and the actuarial equivalent of the employee’s actual retirement benefits. In addition, for the remainder of the Employment Period, the employee is entitled to continued employee welfare benefits. The resignation of any of these individuals during the thirty-day period following the first anniversary of the effective date of a Change of Control shall be deemed to be for Good Reason.

Equity Compensation Plans

     The following table summarizes information about Walgreen Co. common stock that may be issued upon the exercise of options, warrants and rights under all of the Walgreen Co. equity compensation plans as of August 31, 2006. The following equity compensation plans were approved by shareholders: the Executive Stock Option Plan, the 1982 Employees Stock Purchase Plan, the Restricted Performance Share Plan and the Nonemployee Director Stock Plan. The following equity compensation plans were not approved by shareholders: the Walgreen Co. Stock Purchase/Option Plan (Share Walgreens), the grant made to all non-executive employees in conjunction with the opening of the Company’s 3,000th store (Option 3000), and the grant made to all non-executive employees in connection with the opening of the Company’s 4,000th store (Walgreen Co. Broad Based Employee Stock Option Plan).

			C. Number of securities remaining
	A. Number of securities	B. Weighted-average	available for future issuance
	to be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected
Plan category	warrants and rights	warrants and rights	in column A)
Equity compensation plans
approved by security holders	17,357,562	$33.55	47,436,522 (1)
Equity compensation plans not
approved by security holders (2)	20,049,885	$31.50	38,667,876
Total	37,407,447	$32.45	86,104,398
____________________

(1)	The Walgreen Co. Nonemployee Director Stock Plan, approved by shareholders in January 2004, does not have a specific number of shares reserved for issuance, and therefore, shares remaining available for grant pursuant to the plan are not included in the table above. Through fiscal year 2006, the plan determined the number of shares issued to each nonemployee director pursuant to their annual share grant by dividing $80,000 (subject to possible adjustment up to $250,000) by the price of a share of common stock on November 1 of the relevant year. Beginning with the annual share grant made on November 1, 2006, the dollar value of the grant has increased to $100,000, and each nonemployee director may elect to receive this annual share grant in the form of shares or deferred stock units. Furthermore, each nonemployee director receives one-half of his or her quarterly retainer for service on the Board of Directors in the form of either shares or deferred stock units. The number of shares or deferred stock units is determined by dividing the dollar value of the quarterly retainer by the fair market value of a share on the day of the quarterly Board meeting.

(2)	Share Walgreens is a stock purchase/stock option incentive compensation plan that allows eligible non-executive employees to buy stock (up to a limited percentage of base annual salary) during specific window periods. For each share of common stock an employee purchases through the plan, the employee will receive one to three options to purchase additional stock at a fixed price. The determination of the number of options is a function of the degree to which the Company attains pre-established performance goals. For options granted prior to October 1, 2005, the option price equals the lesser of: (a) the average of the fair market value of a share of common stock on each of the first five trading days during the applicable window period, or (b) the average of the fair market value of a share of common stock on each of the last five trading days during such window period; provided that the resulting option price may not be more than 15% lower than the fair market value on the last trading day of the window period. For options granted on or after October 1, 2005, the option price is the closing price of a share of common stock on the grant date. There is a two-year holding period on purchased shares, and in most cases, options may be exercised after this two-year period. Unexercised options will expire 10 years after the date of the grant, subject to earlier termination if the optionee’s employment ends. Options may be granted until September 30, 2012, for an aggregate of 42 million shares of common stock. As of August 31, 2006, there were outstanding options for an aggregate of 10,173,000 shares.

The Walgreen Co. Option 3000 Plan is an incentive compensation plan that permitted the grant of nonqualified stock options to all non-executive employees who were employed by the Company on May 11, 2000. Each eligible employee received from 75 to 500 options based on the employee’s years of service on the date of the grant. The option price is $29.1875, the closing price of a share of common stock on May 11, 2000. The options vested and became exercisable on May 11, 2003, and unexercised options will expire on May 10, 2010, subject to earlier termination if the optionee’s employment ends. As of August 31, 2006, there were outstanding options for an aggregate of 4,276,076 shares.

The Walgreen Co. Broad Based Employee Stock Option Plan is an incentive compensation plan that permits the grant of nonqualified stock options to eligible non-executive employees in order to celebrate the achievement of store opening milestones (such as the opening of the Company’s 4,000th store) and the efforts of the Company’s employees in the achievement of such milestones and to encourage the Company’s employees to devote their continued best efforts to the business and affairs of the Company. For options granted to employees in connection with store opening milestones, the Compensation Committee shall determine the number of options to be granted, if any, and eligibility for participation from among non-executive employees who are employed by the Company as of the designated date of the event giving rise to such grant. The Compensation Committee may also grant options from time to time to individual non-executive employees under this plan. The option price for each grant shall be equal to the closing price of a share of common stock on the designated grant date. Except as may be otherwise determined by the Compensation Committee, each option shall vest three years after the date of the grant, and unexercised options will expire 10 years after the date of the grant, subject to earlier termination if the optionee’s employment ends. Options may be granted for an aggregate of 15 million shares of Company common stock. As of August 31, 2006, there were outstanding options for an aggregate of 5,600,809 shares.

Certain Relationships and Related Transactions

     Company employees who received fiscal year 2006 compensation exceeding $60,000 and are related to current or recently retired executive officers or directors of the Company are as follows: George Eilers, Jr., Store Operations Vice President and son of George C. Eilers, a former executive officer of the Company; Lee Gibbs, Facilities Manager and stepbrother of William A. Shiel, an executive officer of the Company; Casey Handal, Supervisor, Pharmacy Information Systems and daughter of William M. Handal, an executive officer of the Company; Kyung Mo Kim, Pharmacist and brother-in-law of Mark A. Wagner, an executive officer of the Company; Brandt Markl, District Manager and son of Barry L. Markl, an executive officer of the Company; Ryan Markl, District Manager and son of Barry L. Markl, an executive officer of the Company; Joseph Tiemeyer, Director, Inventory Systems, and son-in-law of Jerome B. Karlin, a former executive officer of the Company; Kevin P. Walgreen, Senior Vice President and son of Charles R. Walgreen III, a director of the Company; Brad Wasson, Store Operations Vice President and brother of Gregory D. Wasson, an executive officer of the Company; and Robert Wucki, District Manager and son-in-law of George C. Eilers, a former executive officer of the Company. Each employee’s compensation was comparable to other Company employees at a similar level.

     A brother of J. Randolph Lewis, an executive officer of the Company, is the Chief Executive Officer of Amerishade Inc. During fiscal 2006, the Company paid Amerishade $148,400 for repair services.

The Compensation Committee Report on Executive Compensation, the Audit Committee Report and the performance graph that follow shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Reports and graph by specific reference.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the “Committee”) is responsible for ensuring that the Company’s executive compensation policies and practices are competitive and reflect the long-term interests of shareholders. The Committee reviews and approves all components of Company executive pay, recommends or reports its decisions to the Board of Directors, and administers the compensation program for executive officers. This report describes the Company’s executive compensation program and the basis on which fiscal year 2006 compensation determinations were made by the Committee with respect to the Company’s executive officers, including the Chief Executive Officer and the other executive officers named in the compensation tables in this proxy statement.

     The Committee is comprised entirely of independent directors. None of the Committee members is, or has been, an employee of the Company. Further, Committee members have no “interlocking” relationships, as defined by the Securities and Exchange Commission.

     The duties of the Committee include conducting an annual review of executive officer compensation, overseeing the design of awards in connection with all elements of the executive pay program, administering the Company’s equity incentive plans, and overseeing the Company’s compensation plans and policies. The Committee further evaluates executive performance and addresses other matters related to executive compensation.

     The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter. The full charter can be found on the Company’s website at investor.walgreens.com. The Board determines the Committee’s membership. The Committee meets at scheduled times during the year, meets telephonically as needed, and also considers and takes action by written consent. The Committee Chairman reports on Committee actions and recommendations at Board meetings. The Committee is supported in its work by the Company’s human resources management and supporting personnel. In addition, the Committee engages the services of outside advisors. During each of the past three years covered in the Summary Compensation Table on page 11 (and in prior years), the Committee has engaged one or more independent outside compensation consulting firms to assist the Committee in its review of the compensation for executive officers and other senior executives.

Compensation Policy and Overall Objectives

     In developing recommendations and making determinations regarding the amount and composition of executive compensation, the Committee’s goal is to provide a compensation package that enables the Company to attract and, more importantly, retain talented executives, reward outstanding performance and link the interests of the Company’s executives to the interests of the Company’s shareholders. The Committee members believe that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows the Company to maintain a stable, successful management team. At the same time, market compensation levels and practices are by no means the only factors used by the Committee in making executive compensation decisions, and the Committee is hesitant to make executive compensation decisions in response to short-term market fluctuations. The Company has a longstanding practice of promoting from within, particularly at the senior executive level. Consistent with that philosophy, the Committee carefully considers internal equity issues and historical Company practices, along with long-term market trends, in making executive compensation decisions.

     The Committee’s review of the Company’s executive compensation programs and practices includes an analysis of all elements of compensation, focusing on base salary, short-term incentives, stock option grants and other long-term incentives. As a result of this review, the Committee made determinations with respect to fiscal 2006 executive compensation that it believes are appropriate and reasonable.

     In determining actual compensation levels, the Committee considers all elements of the program in total rather than any one element in isolation. The Committee compares these compensation components to those of companies that it establishes as its “peer group” for these purposes. The peer group consists of companies that have business operations in the retail drug industry and companies having operations within broader retail markets. The Committee also may factor into the analysis additional companies across industry lines that have similar sales volumes, market capitalizations and employment levels. In establishing the peer group, the Committee neither bases its decisions on quantitative relative weights of various factors, nor follows mathematical formulae. Rather, the Committee exercises its discretion and makes its judgment after considering the factors described above. The Committee periodically evaluates the composition of the peer group to ensure that it remains relevant, and updates it accordingly. Competitive market data is provided by an outside compensation consultant. For the past fiscal year, the peer group consisted of the following companies:

Albertson’s, Inc.	Medco Health Solutions, Inc.
Best Buy Co., Inc.	Office Depot, Inc.
CVS Corporation	Publix Super Markets, Inc.
Costco Wholesale Corporation	Rite Aid Corporation
Federated Department Stores, Inc.	Safeway Inc.
The Gap, Inc.	Sears Holdings Corporation
The Home Depot, Inc.	Staples, Inc.
J.C. Penney Company, Inc.	The TJX Companies, Inc.
Kohl’s Corporation	Target Corporation
The Kroger Co.	Wal-Mart Stores, Inc.
Lowe’s Companies, Inc.	Yum! Brands, Inc.
McDonald’s Corporation

     The key elements of the Company’s executive compensation are base salary, annual bonuses and long-term incentives. Each of these is addressed separately below. In determining compensation, the Committee considers all elements of an executive’s total compensation package, including severance plans, insurance and other benefits.

Base Salaries

     The Committee regularly reviews each executive’s base salary. In general, the base salary ranges of the Company’s executives are targeted at approximately the 50th percentile of the base pay ranges of similarly positioned executives in the peer group of companies selected for compensation comparison purposes.

     Base salaries for executives are initially determined by evaluating executives’ levels of responsibility, prior experience and breadth of knowledge, as well as internal equity issues and external pay practices. Increases to base salaries are driven primarily by performance, and evaluated based on sustained levels of contribution to the Company.

     The factors impacting base salary levels are not independently assigned specific weights. Rather, the Committee reviews all of the factors and makes base pay recommendations that reflect the Committee’s analysis of the aggregate impact of these factors. These decisions are in consultation with the Company’s Chief Executive Officer and Human Resources Vice President, except as it concerns their individual salaries, and the Committee consults with an independent compensation consultant as needed. Overall, executive salaries were increased at rates comparable to the increases provided at other similarly situated companies and are near or at market levels, but with variation from position to position based on the factors noted above.

Annual Bonuses

     The Walgreen Management Incentive Plan (the “Annual Plan”) promotes the Company’s pay-for-performance philosophy by providing executives and other corporate employees with direct financial incentives in the form of annual cash bonuses for achieving performance goals tied to return on invested capital.

     The Annual Plan emphasizes team performance by establishing a bonus pool covering all plan participants and by maintaining terms that are consistent for all eligible employees, which includes all senior executives as well as other key management-level corporate employees. Under the Annual Plan, the bonus that is paid is based on a percentage of base salary above a threshold level. The applicable percentage each fiscal year is based on the level of achievement of targeted return on invested capital, and this percentage is the same for all eligible participants, including the Chief Executive Officer and all other senior executives. While this approach typically yields a percentage bonus for the Chief Executive Officer and certain other senior executives that is below comparable bonuses at peer companies, the Committee believes that this approach is simple and straightforward and fosters an atmosphere of teamwork among senior executives and other bonus eligible employees.

     Nevertheless, the Committee continues to assess the Annual Plan each year and to consider whether any adjustments in Chief Executive Officer and other senior executive bonus opportunities are appropriate based on longer-term market trends.

Long-Term Incentives

     Long-term incentives are provided pursuant to the Restricted Performance Share Plan and the Executive Stock Option Plan, each of which is described below. Along with the other elements of executive compensation, long-term incentive programs and levels are reviewed annually. In recent years, marketplace changes have been taking place in this area, particularly with respect to the mix of long-term incentives, with many companies reducing stock options and increasing restricted shares and performance shares in response to the recent change in accounting rules that apply to stock options. The Committee is comfortable with the mix of long-term incentives currently provided to senior executives (which is weighted in value approximately 60% to stock options and 40% to Restricted Performance Share Plan awards), but it continues to assess and evaluate marketplace developments.

     In keeping with the Company’s commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes annual decisions regarding appropriate long-term incentive grants, and these grant levels are set based on position level (i.e., CEO, President/COO, Executive Vice President, Senior Vice President, and so forth). When determining the grant levels to apply to each position level, the Committee considers the Company’s financial performance in the prior year, executives’ levels of responsibility, prior experience, historical award data, and compensation practices at peer group companies. In determining award sizes, the Committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis.

     Restricted Performance Share Plan: This Plan has both short-term and long-term incentive elements. It provides for contingent grants of restricted common stock and restricted cash at the beginning of one-year performance periods (which cover the Company’s fiscal year). The contingent grant levels are set for each senior executive position level, as described above.

     The level of achievement of the contingent grants of restricted stock and cash are based on the level of achievement of applicable Company financial performance goals, which are based on annual FIFO earnings goals, subject to a minimum return on invested capital. The degree to which the goals are met determines the amount of the contingent grant that is earned, if any. The restricted common stock and restricted cash awards earned for the performance period ending August 31 of each fiscal year are then awarded in the form of restricted common stock and restricted cash, each of which vests over a period of four years, with the restrictions lapsing at the rate of 25% per year.

     Included later in this proxy statement is a proposal to amend and restate the Restricted Performance Share Plan and rename it the Walgreen Co. Long-Term Performance Incentive Plan. As described in the proposal to amend and restate the Plan, the proposed amended and restated Plan provides the Committee with expanded flexibility in the design of restricted performance share grants and the other types of long-term incentives that may be granted under the Plan. The existing restricted performance share program would continue to be provided through this amended and restated Plan, and the Committee has no present intention of making major changes to the design of that program. Nevertheless, the Committee believes it is important to have this added flexibility as it engages in future long-term incentive design analyses.

     Executive Stock Option Plan: Stock options are granted periodically to the Company’s executives at the discretion of the Committee in order to enhance the link between shareholder value creation and executive pay. Grant levels are coordinated with those under the Restricted Performance Share Plan (and take into account base salaries and the Annual Plan), in order to maintain competitive levels of total long-term incentive compensation. Just as with Restricted Performance Share Plan grants, stock option grant levels are set for each senior executive position level, as described above.

     Stock options are granted at an option price not less than the fair market value of the Company’s common stock on the date of the grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. Further, executive stock options become exercisable after a 36-month vesting period. This approach focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company.

Retirement Plans

     The Company offers retirement benefits to its employees through a tax-qualified 401(k) Profit Sharing Plan. The Company also has a supplemental Profit Sharing Restoration Plan for certain highly-compensated employees and other deferred compensation opportunities, as described below. The retirement benefits for the Company’s executive officers under the tax-qualified Profit Sharing Plan are the same as those available for other eligible employees. The Profit Sharing Plan is a defined contribution plan designed to accumulate retirement funds for participating Company employees, including executive officers, via individual and company contributions. The Company’s annual contribution to the Profit Sharing Plan is based on a formula that measures the increase in Company profits from year to year. The Company’s contributions made under the plan vest beginning after two years of service in 20% increments until the employee is 100% vested after six years.

     The Profit Sharing Restoration Plan replaces the benefits for executives that the Company is unable to provide under the Profit Sharing Plan due to tax law limitations restricting contributions made for highly-compensated participants. The amounts restricted from being deposited in a participant’s Profit Sharing Plan account due to these tax law limits are paid to the participant as a taxable cash bonus. The after-tax bonus amount is eligible for investment in the Walgreen Senior Executives Master Trust. The Company makes additional bonus payments, if necessary, to replace any shortfall in earnings credited to a participant’s trust account when compared to the earnings under the Profit Sharing Plan. Participants also may receive a tax gross-up bonus to cover the tax due on bonus payments and trust earnings.

     The Company has provided deferred compensation opportunities through separate non-qualified Deferred Compensation/Capital Accumulation Plans that have been offered to executive officers and other management-level employees from time to time. Each plan has applied to a specific calendar year, and afforded participating employees the opportunity to defer up to a maximum percentage of compensation (typically 10%) for that year. The deferred amount grows at a set crediting rate, and then is paid out over a number of years commencing at age 65 or 70, with alternative payment rules in the event of termination of employment prior to retirement eligibility, or in the event of death or disability. The latest of these Plans is currently in effect for calendar year 2006, with a crediting rate of 10.5%. The most recent Plan applicable to senior executives prior to 2006 was offered in calendar year 2001.

     The Company’s Chief Executive Officer, President/Chief Operating Officer, Executive Vice Presidents and Senior Vice Presidents receive additional benefits following their retirement from the Company. Such executives are entitled to six months of base salary, incentive compensation and benefits continuation following retirement. This serves in part as a retirement benefit, and it also provides a transition period for the executive to satisfy continuing obligations that may require representing the Company or acting on its behalf. Such executives are also able to continue receiving an annual Company-paid physical exam during retirement, to age 70, and are entitled to the continuation of Premier Executive status within United Airlines’ Mileage Plus Program. The above benefits are not contractual and are based on current Company policy, which is subject to change or termination at the Company’s discretion.

Perquisites

     Consistent with the philosophy and culture of the Company, there is a very modest and limited array of perquisites provided to the Chief Executive Officer and other senior executives. This includes a company car allowance, an annual physical, limited reimbursement of health club dues and Premier Executive Status within United Airlines’ Mileage Plus Program. The perquisites provided to each named executive officer in fiscal year 2006 totaled less than $50,000 and less than 10% of the total of annual salary and bonus reported for the named executive officer.

Company Performance and CEO Compensation

     During fiscal year 2006, David W. Bernauer served as the Company’s Chairman and Chief Executive Officer (CEO) through July 12, 2006, at which time Jeffrey A. Rein was promoted to President and Chief Executive Officer, while Mr. Bernauer remains as Chairman of the Company. In light of this CEO transition, this report on CEO compensation describes the compensation paid to both Mr. Bernauer and Mr. Rein for fiscal year 2006.

     The Committee determines the compensation of the CEO in the same basic manner as described for all other senior executive officers, except that the CEO is not involved in specific deliberations concerning his own compensation. In setting compensation levels for the CEO, the Committee considers individual and Company performance, as well as comparative compensation information from the Company’s peer group, in all cases focusing primarily on the prior year, but also reviewing results and trends over a longer time horizon.

     David W. Bernauer. As reflected in the Summary Compensation Table, Mr. Bernauer’s salary increased in fiscal year 2006 by $236,667 (18.5%). In determining Mr. Bernauer’s base salary for fiscal year 2006, the Committee considered the Company’s financial performance for the prior year and over an extended period of time, Mr. Bernauer’s individual performance, his responsibilities as Chairman and CEO, and his long-term contributions to the success of the Company. For fiscal year 2006, Mr. Bernauer’s bonus was equal to 58.3% of his salary, based on the formulaic Annual Plan described above. This resulted in a bonus award of $884,286.

     Under the Restricted Performance Share Plan, contingent grant levels are established in furtherance of the overall objectives detailed above and by comparison to similar grants to CEOs at peer group companies. Based on the achievement of operating results that exceeded the threshold annual FIFO earnings goals and met the Company’s return on invested capital standard, Mr. Bernauer realized 16,500 restricted performance shares and $509,685 restricted cash under this Plan for fiscal 2006.

     On September 1, 2005, Mr. Bernauer received an option to purchase 174,832 shares at the fair market value of shares on the date of grant. This grant was established after taking into account long-term incentive grants at peer group companies, as well as other factors noted above under “Long-Term Incentives.” The Committee believes that this equity interest provides a strong link to the interests of shareholders.

     Upon Mr. Rein’s promotion to CEO, the Committee made no immediate adjustments to Mr. Bernauer’s compensation levels described above, as he continues to serve as the full-time executive Chairman of the Company.

     Jeffrey A. Rein. As President and Chief Operating Officer, Mr. Rein’s base salary, bonus and long-term incentive grants and awards were determined pursuant to the same processes applied to the CEO and all other senior executive offices, as described above in this Compensation Committee report. Upon his promotion to President and CEO in July 2006, Mr. Rein’s annualized base salary was increased from $880,000 to $1,100,000. This increase was determined after a review of competitive market data and internal salary structure information, as well as a review of historical CEO promotion compensation adjustments for Mr. Rein’s recent predecessors.

     Including this base salary adjustment in July 2006, and as reflected in the Summary Compensation Table, Mr. Rein’s base salary increased in fiscal year 2006 by $137,333 (18.4%). For fiscal year 2006, Mr. Rein’s bonus was equal to 56.6% of his salary, based on the formulaic Annual Plan described above. This resulted in a bonus award of $500,005.

     At the beginning of fiscal year 2006, Mr. Rein received a contingent grant under the Restricted Performance Share Plan based on the grant level that applied to him as President and Chief Operating Officer. No adjustments were made to this contingent grant upon Mr. Rein’s promotion to CEO, based on past practice under this Plan, as well as the limitations that apply under Code Section 162(m), as described in the next section of this report. Based on the achievement of operating results that exceeded the threshold annual FIFO earnings goals and met the Company’s return on invested capital standard, Mr. Rein realized 6,620 restricted performance shares and $306,765 restricted cash under this Plan for fiscal year 2006.

     On September 1, 2005, Mr. Rein received a stock option to purchase 84,178 shares at the fair market value of shares on the date of grant. This grant was established based on the grant level that applied to Mr. Rein as President and Chief Operating Officer. Upon his promotion to CEO, on July 12, 2006, Mr. Rein received two additional stock option grants. The first grant for 5,522 shares was a routine pro-rated stock option award for the remainder of fiscal year 2006, taking into account the increased grant level that applies to the CEO position, as applied to Mr. Rein’s increased base salary. This pro-rated stock option grant is a routine practice that applies to all stock option eligible employees upon promotion to a higher eligible position level.

     The second additional grant provided to Mr. Rein on July 12, 2006 was for 200,000 shares. This is consistent with similar stock option grants provided to Mr. Rein’s predecessors upon their promotions to CEO, and the Committee believes that this practice has and will continue to serve the Company well. This one-time special stock option grant to the incoming CEO is in line with competitive practices, and it serves to link more significantly the CEO’s compensation to the long-term interests of Company shareholders.

Policy with Regard to Code Section 162(m) Tax-Deductibility Limit

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of a company’s chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is the Committee’s objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. In accordance with that objective, long-term incentives (stock options and restricted performance share plan awards) are designed as qualifying performance-based compensation, while annual bonuses are not. In addition, with respect to any compensation payable to an applicable executive officer that would otherwise be nondeductible, it is the Company’s policy that such amounts be deferred until the limitation on deductibility no longer applies with respect to such person. The Company maintains the Walgreen Co. Section 162(m) Deferred Compensation Plan for this purpose.

     The Committee is pleased to submit this report to the Company’s shareholders.

Cordell Reed, Chairman
James J. Howard
John B. Schwemm

Audit Committee Report

     The Audit Committee of the Board of Directors has:

  Reviewed and discussed the audited financial statements with management;

  Discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61; and

  Received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche LLP its independence.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2006.

John B. Schwemm, Chairman
William C. Foote
Nancy M. Schlichting
David Y. Schwartz
James A. Skinner
Marilou M. von Ferstel

Comparison of Five-Year Cumulative Total Return

     The following graph compares the five-year cumulative total return of the Company’s common stock with the S&P 500 Stock Index and the Value Line Pharmacy Services Industry Index. The graph assumes a $100 investment made August 31, 2001, and the reinvestment of all dividends.

	Dollar Value of Investment at August 31,
	2001	2002	2003	2004	2005	2006
Walgreen Co.	$100.00	$101.56	$95.68	$107.63	$137.50	$147.67
S&P 500 Index	$100.00	$82.01	$91.90	$102.43	$115.29	$125.53
Value Line Pharmacy Services Industry Index	$100.00	$91.75	$99.81	$113.24	$161.73	$184.90

Independent Registered Public Accounting Firm Fees and Services

Fees Paid to the Independent Registered Public Accounting Firm

     All fees billed by Deloitte & Touche LLP (“Deloitte”) for services rendered during fiscal years 2006 and 2005 are summarized in the table below:

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees (1)	$1,892,000	$1,318,000
Audit-Related Fees (2)	$27,000	$49,000
Tax Fees (3)	$197,000	$34,000
All Other Fees	N/A	N/A
Total Fees	$2,116,000	$1,401,000
____________________

(1)	Audit fees consist of: fees billed for professional services performed by Deloitte for the audit of the Company’s annual financial statements included in the Form 10-K; audit of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting; the review of financial statements included in the Company’s 10-Q filings; and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes employee benefit plan audits and consultations with respect to financial reporting/accounting standards. During fiscal years 2006 and 2005, there were no audit-related fees approved pursuant to the de minimis exception from the pre-approval requirement provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

(3)	Tax fees consist of fees billed for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its subsidiaries, refund claims, tax appeals, and tax work stemming from “Audit-Related” items. During fiscal years 2006 and 2005, there were no tax fees approved pursuant to the de minimis exception from the pre-approval requirement provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Pre-Approval of Services Provided By the Independent Registered Public Accounting Firm

     The Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the Company’s independent registered public accounting firm, and has established a policy concerning the preapproval of services performed by the Company’s independent registered public accounting firm. Each proposed engagement not specifically identified by the Securities and Exchange Commission as impairing independence is evaluated for independence implications prior to entering into a contract with the independent registered public accounting firm for such services. The Audit Committee has approved in advance certain permitted services whose scope is consistent with auditor independence. These services are (i) statutory audits of Company subsidiaries, (ii) services associated with Securities and Exchange Commission registration statements, other documents filed with the Securities and Exchange Commission or other documents issued in connection with securities offerings (for example, comfort letters or consents), (iii) consultations related to adoption of new accounting or auditing pronouncements, disclosure requirements or other accounting related regulations, and (iv) audits of employee benefit plans. If the project is in a permitted category, it is considered pre-approved by the Audit Committee. All other services require specific pre-approval by the Audit Committee. Engagements with total fees less than $100,000 require the approval of one member of the Audit Committee. Engagements with total fees greater than $100,000 require the approval of the full Audit Committee. On a quarterly basis, the Audit Committee reviews a summary listing all service fees, along with a reasonably detailed description of the nature of the engagement.

     All audit, audit-related, and tax services performed by Deloitte in fiscal year 2006 were pre-approved by the Audit Committee in accordance with the regulations of the Securities and Exchange Commission. The Audit Committee considered and determined that the provision of nonaudit services by Deloitte during fiscal year 2006 was compatible with maintaining auditor independence.

Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm

     In accordance with the Audit Committee’s charter, the Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2007. Deloitte has been the Company’s independent registered public accounting firm since May 2002, and is considered by management to be well qualified.

     Shareholder ratification of the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise; however, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification. In the event the shareholders do not ratify the appointment of Deloitte, the selection of an independent registered public accounting firm will be determined by the Audit Committee after careful consideration of any information submitted by the shareholders. In addition, even if the shareholders ratify the selection of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

      Representatives of Deloitte are expected to be present at the Annual Meeting to respond to shareholders’ questions and to have the opportunity to make any statements they consider appropriate.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

Proposal to Approve the Walgreen Co. Restricted Performance Share Plan
As Amended and Restated

     The Board of Directors has unanimously approved and is proposing for shareholder approval the amended and restated Walgreen Co. Restricted Performance Share Plan.

Amendment and Restatement of the Walgreen Co. Restricted Performance Share Plan

     The Walgreen Co. Restricted Performance Share Plan (the “Plan”) was originally established in 1980, and has subsequently been amended from time to time. The Plan has been designed to comply with the qualified performance-based compensation requirements under Internal Revenue Code Section 162(m). In accordance with those requirements, the performance criteria that may be used to establish annual performance goals must be re-approved by the Company’s shareholders at the Annual Meeting. The Plan, as amended and restated, is submitted for shareholder approval for this purpose. In addition, the amended and restated Plan is expanded to allow for additional types of long-term incentive awards and added flexibility in the design of the existing restricted performance share program. The Board of Directors believes that these expanded features are necessary to provide the Compensation Committee of the Board of Directors with sufficient flexibility in its design of long-term incentive awards.

     The key changes reflected in the amended and restated Plan are as follows:

  Change the name of the Plan to the “Walgreen Co. Long-Term Performance Incentive Plan.”

  Expand the types of long-term incentive awards that may be utilized, including performance units, performance shares, restricted shares and restricted share units.

  Allow for long-term incentive awards to be based on performance over multi-year periods.

  Expand the types of performance criteria that may be used to establish performance goals.

  Revise the annual limit on total awards to any individual to 250,000 shares (or the dollar value equivalent).

     Upon shareholder approval of the amended and restated Plan, it will replace the current version of the Plan, effective as of January 10, 2007.

Reduction in the Number of Shares Authorized for Issuance Under the Plan

     Shareholders are not being asked to approve any additional shares for issuance under the amended and restated Plan. To the contrary, upon shareholder approval of the amended and restated Plan, the number of shares authorized for future issuance under the Plan will constitute a significant reduction in the number of shares currently remaining available for issuance under the Restricted Performance Share Plan. As of November 13, 2006 (the record date for the Annual Meeting), there remained 22,845,487 shares of common stock available to be issued under the Plan. Upon approval of the amended and restated Plan, these remaining shares will be reduced to 10,000,000. The Board is seeking this share reduction in order to bring the number of authorized shares down to an amount that is in line with anticipated share needs under the Plan over a five to ten year time horizon. Based on the original share authorization for the Restricted Performance Share Plan and multiple subsequent stock splits, the currently-remaining shares reflected above are well in excess of what would be needed over this time horizon.

     The closing price of the Company’s common stock on the New York Stock Exchange on November 13, 2006 was $42.07 per share.

Purpose of the Plan

     The purpose of the Plan is to further and promote the interests of the Company and its shareholders by enabling the Company to attract, retain, and motivate key employees and officers, or those who will become key employees and officers, and to align the interests of those individuals and the Company’s shareholders. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such key employees and officers with a proprietary interest in maximizing the growth, profitability, and overall success of the Company.

Description of the Plan

     A summary of the material features of the amended and restated Plan follows.

     Administration: The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee is currently composed of three non-employee directors of the Company. Each member of the Committee is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Under the terms of the Plan, the Committee has the authority to select participants, make awards in such amounts and form as the Committee shall determine, impose restrictions, terms, and conditions upon such awards as the Committee shall deem appropriate, and correct any technical defects or omissions in the Plan or any award agreement. The day-to-day administration of the Plan may be carried out by officers and employees of the Company designated by the Committee. No member of the Committee is eligible to participate in the Plan.

     Eligibility: Key employees and officers, or those who will become key employees or officers, of the Company and/or its subsidiaries are eligible to receive awards under the Plan. Awards under the Plan will be made by the Committee or by a senior executive officer who has been delegated authority to grant awards to participants who are not subject to Section 16 of the Exchange Act. No determination has been made as to awards that may be granted under the Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company. Currently, the Company and its subsidiaries have approximately 80 key employees and officers.

     Section 162(m): Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to its Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer. However, “qualified performance-based compensation” is not subject to this $1,000,000 deduction limit. Awards under the Plan are designed to qualify as qualified performance-based compensation, by satisfying the following requirements: (i) the performance goals are determined by the Committee consisting solely of outside directors; (ii) the material terms under which the compensation is to be paid, including examples of the performance goals, are approved by a majority of the Company’s shareholders; and (iii) if applicable, the Committee certifies that the applicable performance goals and any other material terms were satisfied before payment of any performance-based compensation is made.

     Awards: All awards are expected to be evidenced by an award agreement between the Company and the individual participant and approved by the Committee. In the discretion of the Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee. Types of awards under the Plan include:

Restricted Shares and Restricted Share Units. Restricted Shares are shares of Company common stock granted to a participant, subject to such restrictions as the Committee deems appropriate, including, (a) restrictions on the sale or transfer of such shares, (b) the requirement that the participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons or for other reasons including the failure to achieve designated performance goals. Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares. Restricted Share Units are similar to Restricted Shares, except no shares of Company common stock are actually granted to a participant on the date of the grant. Restricted Share Units may be paid in cash, shares of Company common stock, or a combination thereof.

Performance Units and Performance Share Units. A Performance Unit is an award of units (with each unit representing such monetary amount as designated by the Committee) granted to a participant, subject to such terms as the Committee deems appropriate, including the requirement that the participant forfeit such units (or a portion thereof) if certain performance criteria are not met. A Performance Share Unit is a Performance Unit that has an initial value equal to the fair market value of a share of Company common stock as of the date of grant. In setting performance criteria, the Committee may use such measures as it deems appropriate; provided that performance criteria for awards to covered officers that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be limited to the following performance criteria:

●	net sales	●	discounted cash flow	●	unit sales volume
●	net income	●	cumulative cash flow	●	economic value added
●	market price per share	●	operating profit	●	costs
●	earnings per share	●	gross or pre-tax profits	●	improvements in financial ratings
●	return on equity	●	post-tax profits	●	regulatory compliance
●	return on invested capital	●	gross or net margins	●	total return to shareholders equity
●	cash flow	●	consolidated net income	●	market or category share
●	achievement of balance sheet or income statement objectives	●	the extent to which strategic and business goals are met

     Under the Restricted Performance Share Plan, company financial performance goals are established at the beginning of each fiscal year, and then restricted shares and restricted cash are awarded to participants at the end of each fiscal year based on the level of achievement of these performance goals. The restricted shares and cash are then earned over a four-year vesting period. The Compensation Committee presently intends to continue this restricted performance share program under the amended and restated Plan.

     Number of Shares and Capital Changes: As indicated above, the maximum number of shares of Company common stock for which awards may be granted under the Plan may not exceed 10,000,000. In addition, no more than 250,000 shares (or the cash equivalent) may be paid in any fiscal year in respect of all awards made to any individual participant under the Plan. The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the Plan are subject to proportional adjustment by the Committee in the event of a stock dividend, recapitalization, merger, consolidation, stock split and similar events. In addition, any shares of common stock exchanged or otherwise used by a participant as full or partial payment for an award (including any shares withheld or deducted for tax withholding purposes), and any shares covered by an award which is settled in cash shall be added to the shares available for awards under the Plan.

     Change in Control: If there is a “Change in Control” of the Company (as defined in Section 11 of the Plan), in order to preserve participants’ rights the following shall occur: (a) all restrictions on Restricted Shares and Restricted Share Units shall be deemed lapsed; and (b) the performance criteria for all Performance Units and Performance Share Units shall be deemed completed, and the target value of such Performance Units and Performance Share Units, as determined by the Committee, shall become payable.

     Plan Termination and Amendment: The Board of Directors generally has the right to amend, suspend or terminate the Plan as it may deem advisable and in the best interests of the Company. However, no such amendment, suspension, or termination shall materially adversely affect the rights of any participant without the participant’s consent. Also, unless shareholder approval is obtained, the Board of Directors may not: (i) amend the Plan to increase the number of shares available for awards (except as provided above with regard to certain changes in capitalization), or (ii) otherwise amend the Plan to the extent such amendment would be deemed material (and thereby require shareholder approval), within the meaning of the rules of any stock exchange or similar organization governing the listing of the shares.

     Nontransferability: Except as otherwise provided by the Committee in an award agreement, awards under the Plan may not be transferred, sold or assigned, except upon death based on the participant’s beneficiary designation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE WALGREEN CO. RESTRICTED PERFORMANCE SHARE PLAN PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

     The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote is required for the approval of this proposal. With respect to this proposal, shareholders may direct that their votes be cast for or against the proposal, or may abstain. Abstentions and votes against the proposal will be counted for purposes of determining whether a quorum exists. Abstentions will have the effect of votes against the proposal. Broker non-votes will not affect the outcome of the vote.

Householding

     The Company has adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, shareholders of record who have the same address and last name receive only one copy of the Company’s Annual Report and proxy statement, unless one or more of these shareholders notifies the Company that they would like to continue to receive individual copies. This reduces printing costs and postage fees. If, because of multiple accounts, you are still receiving multiple copies of the Company’s Annual Report or proxy statement at a single address and wish to receive a single copy, or if you participate in householding and wish to receive a separate copy of the 2006 Annual Report or proxy statement, or prefer to receive separate copies of future materials, and your shares are registered directly through the Company’s transfer agent, please contact Computershare Investor Services LLC at 1-888-368-7346, or inform them in writing at 2 North LaSalle Street, Chicago, Illinois 60602. If your shares are held through a brokerage account, please contact your broker directly.

     Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

Shareholder Proposals for 2008 Annual Meeting

     Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the proxy statement for the 2008 Annual Meeting they must be received by the Company no later than July 24, 2007. Such proposals should be directed to Walgreen Co., Attention: Corporate Secretary, Mail Stop #2264, 200 Wilmot Road, Deerfield, Illinois 60015.

     In addition, the Company’s By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an Annual Meeting. In general, the Corporate Secretary must receive notice on or after September 12, 2007, and not later than October 12, 2007. The notice should contain a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; the name and address, as they appear in the Company’s books, of the shareholder proposing such business; the class and number of shares of the Company that are beneficially owned by the shareholder; and any material interest of the shareholder in such business. If the Company receives notice of a shareholder proposal outside of this time frame, the individuals named in the proxies solicited by the Company’s Board of Directors for that meeting may exercise discretionary voting power with respect to that proposal.

By order of the Board of Directors.

DANA I. GREEN
Secretary

     The Company will furnish, on written request and without charge, a copy of the Company’s 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, to each person whose proxy is solicited and to each person representing that, as of the record date for the meeting, he or she was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to Walgreen Co., Attention: Shareholder Relations, Mail Stop #2261, 200 Wilmot Road, Deerfield, Illinois 60015.

WALGREEN CO.

LONG-TERM PERFORMANCE INCENTIVE PLAN

(Effective January 10, 2007)

WALGREEN CO.
LONG-TERM PERFORMANCE INCENTIVE PLAN
(Effective January 10, 2007)

1.	History and Purpose. The purpose of the Walgreen Co. Long-Term Performance Incentive Plan (the "Plan") is to further and promote the interests of Walgreen Co., its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate key employees or those who will become key employees, and to align the interests of those individuals and the Company's shareholders. To do this, the Plan offers performance- based incentive awards and equity-based opportunities providing such key employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries. The Plan is a continuation and expansion of the Walgreen Co. Restricted Performance Share Plan (the “Prior Plan”), which was established by the Company as of September 1, 1980, and has been subsequently amended from time to time.

2.	Definitions. Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the following meanings:

	2.1	"Award" means an award or grant made to a Participant under Sections 6 and/or 7 of the Plan.

	2.2	"Award Agreement" means the agreement executed by a Participant pursuant to Sections 3.2 and 13.7 of the Plan in connection with the granting of an Award.

	2.3	"Board" means the Board of Directors of the Company, as constituted from time to time.

	2.4	"Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

	2.5	"Committee" means the committee of the Board designated to administer the Plan, as described in Section 3 of the Plan.

	2.6	"Common Stock" means the Common Stock, par value $.078125 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

	2.7	"Company" means Walgreen Co., an Illinois corporation, or any successor thereto.

	2.8	"Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the applicable Company long-term disability plan, if any. At any time that the Company does not maintain an applicable long-term disability plan, "Disability" shall mean any physical or mental disability which is determined to be total and permanent by a physician selected or relied upon in good faith by the Company.

	2.9	"Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

	2.10	"Fair Market Value" means, with respect to any date, the closing price on the New York Stock Exchange-- Composite Transactions Tape on the last preceding date on which sales of shares were reported.

	2.11	"Participant" means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

	2.12	"Performance Units" means the units granted under Section 7 of the Plan and the relevant Award Agreement.

2.13	“Performance Share Units” means the share units granted under Section 7 of the Plan and the relevant Award Agreement.

2.14	"Plan" means this Walgreen Co. Long-Term Performance Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.15	"Restricted Shares" means an Award of restricted shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan and the relevant Award Agreement.

2.16	“Restricted Share Units” means an Award of restricted share units granted pursuant to the provisions of Section 6 of the Plan and the relevant Award Agreement.

2.17	"Retirement" means the voluntary retirement in good standing by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of age 55, subject to the approval of the Committee.

2.18	"Subsidiary(ies)" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

3.	Administration.

	3.1	The Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors.

	3.2	Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants who are subject to Section 16 of the Exchange Act. The Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to Section 16 of the Exchange Act. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

	3.3	Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

2

4.	Term of Plan/Common Stock Subject to Plan.

	4.1	Term of the Plan. The Plan is effective as of January 10, 2007, upon approval of the Company’s shareholders. The Plan shall continue in effect until terminated, modified or amended in accordance with Section 12 of the Plan.

	4.2	Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in this Section, as well as Section 4.3 and Section 10.2 of the Plan, shall not exceed the total of 10,000,000 shares. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

	4.3	Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan (subject to the remainder of this Section and Section 10.2) the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 6 of the Plan and the maximum number of shares of Common Stock issued under payments of Restricted Share Units pursuant to Section 6 of the Plan and Performance Units and Performance Share Units pursuant to Section 7 of the Plan, in each case determined as of the date on which such Awards are granted, or issued, as applicable. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards. In addition, any shares of Common Stock exchanged or otherwise used by a Participant as full or partial payment for an Award (including any shares withheld or deducted for tax withholding purposes), and any shares covered by an Award which is settled in cash shall be added to the shares available for Awards under the Plan.

5.	Eligibility. Individuals eligible for Awards under the Plan shall consist of key employees and officers, or those who will become key employees or officers, of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.

6.	Restricted Shares and Restricted Share Units.

	6.1	Terms and Conditions. Grants of Restricted Shares and Restricted Share Units shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares and Restricted Share Units may be granted alone or in addition to any other Awards under the Plan. Restricted Share Units shall be similar to Restricted Shares, except that no shares will be actually granted on the date of the Award. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares and Restricted Share Units to be granted to a Participant, and the Committee may provide or impose different terms and conditions on any particular Restricted Share or Restricted Share Units grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, a stock certificate (or certificates) shall be issued or held in book entry form. If issued, such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Walgreen Co. Long-Term Performance Incentive Plan and an Award Agreement entered into between the registered owner hereof and Walgreen Co. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Walgreen Co., 200 Wilmot Road, Deerfield, IL 60015. Walgreen Co. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Walgreen Co. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

3

Such stock certificate(s) evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

6.2	Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals). A grant of Restricted Share Units shall contain similar restrictions, terms and conditions, to the extent appropriate.

6.3	Restriction Period. In accordance with Sections 6.1 and 6.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares and Restricted Share Units shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares and Restricted Share Units, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares and Restricted Share Units or a portion thereof, as the case may be, as provided in Section 6.4 of the Plan. As determined by the Committee, the Award Agreement shall set forth any provisions regarding accelerated vesting of an Award upon termination of employment for Retirement, Disability, death or other special circumstances.

6.4	Payment of Restricted Share and Restricted Share Unit Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a stock certificate, without the legend set forth in Section 6.1 of the Plan, for the number of shares of Common Stock which are no longer subject (or deemed subject) to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Share Units, the earned Restricted Share Units may be paid in cash, shares of Common Stock (per the procedures spelled out above) or any combination thereof, as determined by the Committee.

6.5	Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares (but not under Restricted Share Units), all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

6.6	Dividend Equivalents. Restricted Share Units may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Restricted Share Units which are outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Restricted Share Units had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

4

7.	Performance Units and Performance Share Units.

	7.1	Terms and Conditions. Performance Units and Performance Share Units shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

	7.2	Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount or value as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time. A Performance Share Unit is a Performance Unit (with each unit representing one or more shares of Common Stock).

	7.3	Grants. Performance Units and Performance Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units and Performance Share Units to be granted to a Participant, and the Committee may impose different terms and conditions on any particular Performance Units and Performance Share Units granted to any Participant. Subject to any restrictions that may apply to performance-based awards under Section 8 and Code Section 162(m) referenced therein, the Committee may issue pro-rated Performance Unit and Performance Share Unit grants and/or adjust previously granted Awards on a pro-rated basis for Participants who become eligible under the Plan during a Performance Period or whose eligibility level changes during a Performance Period.

	7.4	Performance Goals and Performance Periods. A Participant receiving a grant of Performance Units and Performance Share Units shall only earn into and be entitled to payment in respect of such Award if the Company and/or the Participant achieves certain performance goals (the "Performance Goals") during and in respect of a designated performance period (the "Performance Period"). The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for Performance Units and Performance Share Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use such performance measures as it deems appropriate, subject to the limitations contained in Section 8.1 of the Plan with respect to performance-based Awards. Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion). Subject to the limitations contained in Section 8.1 of the Plan with respect to performance-based Awards, during any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time. At the discretion of the Committee, Participants holding Performance Share Units may be entitled to receive dividend equivalents with respect to the dividends declared, subject to any restrictions determined by the Committee.

	7.5	Payment of Units. With respect to each Performance Unit and Performance Share Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit and Performance Share Unit times the number of such units so earned. Payment in settlement of earned Performance Units and Performance Share Unit shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in unrestricted Common Stock, in Restricted Shares, in Restricted Share Units, in restricted cash, or in any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement. As determined by the Committee, the Award Agreement shall set forth any provisions regarding the extent of payment or non- payment of an Award in the event the Participant does not remain employed for the entire Performance Period, including any special provisions covering termination of employment for Retirement, Disability, death or other special circumstances.

5

8.	Performance-Based Award Provisions.

	8.1	Performance-Based Awards. Performance Units, Performance Share Units, Restricted Shares, and Restricted Share Units subject to performance criteria that are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. For any Award that is intended to be qualified performance-based compensation, the performance goals shall be the attainment of pre-established levels of (or pre-established changes or improvements in) any of net sales, net income, market price per share, earnings per share, return on equity, return on invested capital, cash flow, discounted cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, unit sales volume, economic value added, costs, improvements in financial ratings, regulatory compliance, achievement of balance sheet or income statement objectives, market or category share, total return to shareholders equity (including both the market value of the Company’s stock and dividends thereon) and the extent to which strategic and business goals are met. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, "Covered Employee" has the same meaning as set forth in Section 162(m) of the Code.

	8.2	Maximum Yearly Awards. The maximum annual Common Stock amount in this Section 8.2 is subject to adjustment under Section 10.2 and is subject to the Plan maximum under Sections 4.2 and 4.3. The maximum amount payable in respect of Performance Units, Performance Share Units, Restricted Shares, and Restricted Stock Units in any fiscal year may not exceed 250,000 shares of Common Stock (or the then equivalent Fair Market Value thereof) in the case of any individual Participant.

9.	Non-transferability of Awards. Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgments, alimony, or separate maintenance.

10.	Changes in Capitalization and Related Matters.

	10.1	No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any Subsidiary, as a result of any such action.

	10.2	Recapitalization Adjustments. In the event of any change (increase or decrease) in the outstanding shares of the Company by reason of a stock dividend, recapitalization, merger, consolidation, stock split, split up, spin off, combination or exchange of shares, reorganization, liquidation, or other change in corporate capitalization, the aggregate number and class of shares available under the Plan, the number and class of shares subject to any outstanding Award under the Plan, the share limit set forth in Section 8.2 of the Plan, and the aggregate number and class of shares that may be issued pursuant to any other provision of the Plan that is expressed in terms of a specified number of shares or that may be issued pursuant to any grant hereunder shall be appropriately and proportionately adjusted by the Committee to prevent dilution or

6

enlargement of rights and preserve the value of outstanding awards; provided that fractional Shares shall be rounded to the nearest whole Share. The Committee’s determination shall be final and conclusive.

11.	Change of Control Provisions.

	11.1	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

		(i)	The restrictions and deferral limitations applicable to any Restricted Shares and Restricted Share Units shall lapse, and such Restricted Shares and Restricted Share Units shall become free of all restrictions and become fully vested and transferable;

		(ii)	All Performance Units and Performance Share Units shall be considered to be earned and payable at target values, and any other restrictions shall lapse and such Performance Units and Performance Share Units shall be settled in cash (with the value being determined by the Committee, in its sole discretion) as promptly as is practicable; and

		(iii)	The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

	11.2	Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

		(i)	An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11.2; or

		(ii)	A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

		(iii)	Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity ("Corporate Transaction"); in each case, unless immediately following such Corporate

7

Transaction (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

12.	Amendment, Suspension and Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (a) subject to Section 13.6, materially adversely affect the rights of any Participant under any outstanding Performance Units, Performance Share Units, Restricted Share or Restricted Share Unit grants, without the consent of such Participant, or (b) except as contemplated by Section 11, increase the number of shares available for Awards pursuant to Section 4.2 without shareholder approval. In addition, the Company will obtain shareholder approval of any modification of the Plan or Awards to the extent required by applicable laws or regulations or the regulations of any stock exchange or similar organization governing the listing of Common Stock.

13.	Miscellaneous.

	13.1	Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

	13.2	No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

	13.3	Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any

8

Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

13.4	Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

13.5	Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Committee expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

13.6	Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable laws. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. In addition, the Company or Committee may, at the time of grant or thereafter, impose additional or different conditions or take other actions with respect to Awards made to Participants in countries outside of the United States of America, to the extent required or made advisable by applicable laws and regulations.

13.7	Award Agreements. Each Participant receiving an Award under the Plan may enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall then agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

13.8	Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan and the

9

relevant Award Agreement may become payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

13.9	Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

13.10	Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

10

200 WILMOT ROAD
DEERFIELD, ILLINOIS 60015

INSTRUCTIONS FOR VOTING BY THE INTERNET, TELEPHONE OR MAIL

Walgreen Co. encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on January 9, 2007.

VOTE BY PHONE - 1-800-690-6903
• Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 9, 2007. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY INTERNET - www.proxyvote.com
• Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 9, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
• Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Walgreen Co., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WLGRN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WALGREENS
If you wish to vote in accordance with the Board of Directors recommendations, just sign below. You need not check any boxes.
					For All	Withhold All	For All Except	*To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR each of the following director nominees.
1.	01 - David W. Bernauer	02 - William C. Foote			☐	☐	☐
	03 - James J. Howard 05 - Cordell Reed 07 - Nancy M. Schlichting 09 - James A. Skinner 11 - Charles R. Walgreen III	04 - Alan G. McNally 06 - Jeffrey A. Rein 08 - David Y. Schwartz 10 - Marilou M. von Ferstel

The Board of Directors recommends a vote FOR Proposal 2.		For	Against	Abstain

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.

The signatory hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please sign exactly as your name appears above. Joint owners should each sign. Where applicable, indicate your official position or representation capacity.

If you vote by telephone or via the Internet, please do not mail your proxy card.

THANK YOU FOR VOTING.

2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm.	☐	☐	☐
		For	Against	Abstain
The Board of Directors recommends a vote FOR Proposal 3.
3.	Approval of the amended and restated Walgreen Co. Restricted Performance Share Plan.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated				☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

ANNUAL MEETING

The Walgreen Co. Annual Meeting of Shareholders will be held January 10, 2007, at 2:00 p.m., Central Standard Time, in the Grand Ballroom of Navy Pier. A map detailing directions to the meeting is shown at right. An admission ticket is included in this mailing. You will not be admitted without a ticket.

Shareholders should use Entrance 2, Lobby 3 for access to the Grand Ballroom. Please follow posted signs.

If you park in the Navy Pier parking garage, please pick up a voucher for $5 parking at our registration desk.

Annual Meeting Proxy Card

Proxy solicited on behalf of the Board of Directors

The undersigned hereby appoints DAVID W. BERNAUER, WILLIAM C. FOOTE and CHARLES R. WALGREEN III, or any of them, with full power of substitution, as attorneys and proxies to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of WALGREEN CO. (and any adjournment thereof) to be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 10, 2007, upon the matters referred to on the reverse side and, in their discretion, upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted as directed. If no direction is specified this proxy will be voted FOR the election of directors and FOR proposal 2 and FOR proposal 3.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Admission Ticket

2007 Annual Meeting of Shareholders

January 10, 2007
2:00 PM
Navy Pier Grand Ballroom
Chicago, IL

PLEASE ADMIT	NON-TRANSFERABLE

ADMISSION TICKET

This is your admission ticket to the Walgreen Co. Annual Meeting of Shareholders to be held January 10, 2007, at 2:00 p.m., Central Standard Time, in the Grand Ballroom of  Navy Pier. A map detailing directions to the meeting is shown at right. Please present this original ticket for admission. We will also require one form of photo identification.

Shareholders should use Entrance 2, Lobby 3 for access to the Grand Ballroom. Please follow posted signs.

If you park in the Navy Pier parking garage, please pick up a voucher for $5 parking at our registration desk.